AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998
                                                  REGISTRATION NO. _____________




                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                                 59-2327381
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

     1810 N.E. 144TH STREET, NORTH MIAMI, FLORIDA                   33181
       (Address of Principal Executive Offices)                   (Zip Code)



        ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)



          SLAV STEIN, CHIEF EXECUTIVE OFFICER, 1810 N.E. 144TH STREET,
                           NORTH MIAMI, FLORIDA 33181
                     (Name and address of agent for service)



                                 (305) 944-7710
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                       MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      BE REGISTERED            REGISTERED(1)          PER SHARE              PRICE           REGISTRATION FEE
  ----------------------       -------------       --------------     ------------------     ----------------

Common Stock, $.001          265,000 shares(2)          $3.00               $795,000             $241
par value
-------------------------------------------------------------------------------------------------------------
TOTAL                                                                                            $241

(1) Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Represents shares of Common Stock of Advanced Electronic Support Products, Inc. (the "Company" or the "Registrant") issuable upon the exercise of a like number of outstanding stock options granted to by the Registrant, in accordance with the terms and conditions of the Advanced Electronic Support Products, Inc. 1996 Stock Option Plan (the "Plan").


                                      (ii)

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Advanced Electronic Support Products, Inc. 1996 Stock Option Plan (the "Plan"), as specified by Rule 428 (b)
(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                          (Not Required in Prospectus)

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Registrant with the Commission are incorporated herein by reference.

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

        (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

        (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998.

        (d) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and declared effected on February 19, 1996 (File No. 333-15967), and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Registrant and the Plan with the Commission pursuant to Section 13(a), (13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the Company), because such person is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).

         With respect to a proceeding by or in the right of the Company to procure a judgment in its favor, Section 607.0850(2) of the Florida Business Corporation Act provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.

         Section 607.0850(12) of the Florida Business Corporation Act permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company (or is or was serving at the request of the Company in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not the Company has the power to indemnify such person against such liability.

         The Articles of Incorporation of the Company (the "Articles") provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act. The Articles further provide that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Articles also contain a provision that eliminates the personal liability of the Company's directors to the Company for monetary damages unless the director has breached his or her fiduciary duty and such breach constitutes or includes certain violations of criminal law, a transaction from which the director derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or wilful acts or misconduct. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER     DESCRIPTION
         ------     -----------

         4.1  --    Amended and Restated Articles of Incorporation of the
                    Registrant, as amended, (incorporated by reference to Registration Statement on Form 8-A --
                    (File No. 0-21889)).

         4.2  --    Second Amended and Restated Bylaws of the Registrant
                    (incorporated by reference to Registration Statement on Form
                    SB-2 -- (File No. 333-15967)).

         4.3  --    Form of Common Stock Certificate (incorporated by reference to Registration Statement on Form SB-2 --
                    (File No. 333-15967)).

         5.1   --    Opinion of Akerman, Senterfitt & Eidson, P.A.

         10.1  --    The Advanced Electronic Support Products, Inc. 1996 Stock
                     Option Plan (incorporated by reference to the Registrant's
                     Registration Statement on Form SB-2 -- File No. 333-15967).

         23.1  --    Consent of BDO Seidman LLP.

         23.2  --    Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

         24.1  --    Powers of Attorney -- included as part of the signature
                     page hereto.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by; such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Advanced Electronic Support Products, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of North Miami, State of Florida, on the 20th day of August, 1998.

                                           ADVANCED ELECTRONIC SUPPORT PRODUCTS,
                                           INC.

                                           By: /S/ SLAV STEIN
                                              ----------------------------------
                                                   Slav Stein

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Slav Stein and Roman Briskin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on the dates set forth below.

SIGNATURE                                      TITLE                              DATE
---------                                      -----                              ----

/S/ SLAV STEIN
-------------------------------         President and Chief                    August 20, 1998
Slav Stein                              Executive Officer and
                                        Director

/S/ RANDALL N. PAULFUS
-------------------------------         Vice President, Treasurer              August 20, 1998
Randall N. Paulfus                      and Chief Financial Officer

SIGNATURE                                      TITLE                              DATE
---------                                      -----                              ----

/S/ ROMAN BRISKIN
-------------------------------         Executive Vice President,              August 20, 1998
Roman Briskin                           Secretary and Director

/S/ TERRENCE R. DAIDONE
-------------------------------         Director                               August 20, 1998
Terrence R. Daidone

/S/ WILLIAM B. COLDRICK
-------------------------------         Director                               August 20, 1998
William B. Coldrick

/S/ L. PHILLIPS REAMES
-------------------------------         Director                               August 20, 1998
L. Phillips Reames

                                  EXHIBIT INDEX

                                                                      SEQUENTIAL
       EXHIBIT                                                           PAGE
       NUMBER          DESCRIPTION                                      NUMBER
       ------          -----------                                      ------

          5.1    --    Opinion of Akerman, Senterfitt & Eidson, P.A.     ---

         23.1    --    Consent of BDO Seidman LLP.                       ---